Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Bankrate, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-87955) on Form S-8 of Bankrate, Inc. of our report dated March 16, 2007, with respect to the consolidated statements of income, stockholders’ equity and cash flows of Bankrate, Inc. and subsidiaries for the year ended December 31, 2006, which report appears in the December 31, 2008 annual report on Form 10-K of Bankrate, Inc.

/s/ KPMG LLP

March 13, 2009

Ft. Lauderdale, Florida

Certified Public Accountants